EXHIBIT 10.29

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (this "Agreement") is made and entered into as of August 1, 1998, by and among Packaged Ice, Inc., a Texas corporation (the "Company"), and James F.
Stuart (the "Employee").

                             PRELIMINARY STATEMENTS

      The Company desires to employ Employee as Chief Executive Officer; and

      The Employee desires to be so employed by the Company upon the terms and conditions herein below set forth.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual premises herein set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto mutually agree as follows:

      1. EMPLOYMENT. The Company hereby employs Employee, and Employee hereby agrees to such employment on the terms and conditions hereinafter set forth.

      2. DUTIES AND RESPONSIBILITIES OF EMPLOYEE. Employee shall serve as Chief Executive Officer. Employee shall devote substantially all of his business time to the performance of his duties hereunder unless otherwise authorized by the Board of Directors.

      3. TERM. The initial term of this Agreement commences effective August 1, 1998 and shall continue until July 31, 2000, and shall automatically renew for consecutive two year periods at the expiration of each two year term.

      4.    COMPENSATION OF EMPLOYEE.

            4.1 BASE SALARY. Commencing upon the date hereof, the Company shall pay to Employee a base salary at the rate of $225,000 per annum. Such compensation shall be paid to Employee in accordance with the Company's payroll policies. The Compensation Committee of the Board of Directors will review base salary no less often than annually and implement such raises in base salary as are reasonable, after consultation with Company's outside compensation consultant.

            4.2 EXPENSES. In addition to those expenses that may be expressly set forth herein, the Company shall, in accordance with the established policies and procedures of the Company, pay or reimburse Employee for all ordinary and necessary
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out-of-pocket expenses which are documented and are reasonably incurred by
Employee in connection with performing his duties hereunder.

            4.3 BENEFITS. Employee shall be entitled to such benefits commensurate with his position as Chief Executive Officer under plans established by the Company and to the extent that Employee is eligible to participate in such plans, including without limitation, the Company's incentive compensation plan, stock option plan, health and welfare plans, etc.

            4.4 AUTOMOBILE. With respect to Employee's use of an automobile in connection with the performance of his duties hereunder, the Company shall, at the discretion of the Employee, either reimburse the Employee for or directly pay the reasonable costs of, the use of an automobile during the term of this Agreement and all usual expenditures in connection therewith, such as fuel, insurance, tolls, parking, maintenance and repairs, etc. in accordance with the past practices of the Company.

      5.    TERMINATION.

            5.1 TERMINATION. Either party shall have the right to terminate this Employment Agreement upon thirty (30) days written notice to the other party.

            5.2 SEVERANCE PAY. Except for the termination of Employee "For Cause," or as a result of Employee's death or disability, in the event that the Company elects to terminate Employee during the term hereof, Employee's exclusive termination remuneration shall be continuation of Employee's base salary and health and welfare benefits for a period of twenty four (24) months from the date of termination.

            5.3 "FOR CAUSE". As used herein, the term "For Cause" shall mean (i) Employee's theft, fraud or other defalcation, (ii) Employee's conviction of a felony, or any crime of moral turpitude, (iii) Employee's violation of any covenant herein contained after ten (10) days notice and opportunity to cure,
(iv) Employee's failure to comply with all reasonable policies, standards and regulations of the Company, as determined by the Board of Directors, after ten
(10) days notice and opportunity to cure, or (v) Employee's willful or grossly negligent misconduct which is injurious to the Company, its business and affairs. If the Company elects to terminate Employee "For Cause," or upon Employee's death or disability, then this Agreement shall terminate and there shall be no severance pay owed by the Company to Employee.

      6. DISCLOSURE OF CONFIDENTIAL INFORMATION, COVENANT NOT TO COMPETE. Employee acknowledges that certain information whether written or oral, concerning the Company, including but not limited to general business operations, or any other ideas and similar items relating to the business of the Company (referred to herein as "Confidential Information") whether prepared or generated by Employee or the Company pursuant to this Agreement or otherwise coming into the possession or knowledge of Employee shall

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remain the exclusive, confidential property of the Company except to the extent expressly authorized in writing by the Company for dissemination. Employee further acknowledges and agrees that all such Confidential Information constitutes trade secrets of the Company.

      During the term of this Agreement and the Restricted Period (hereinafter defined), Employee shall not disclose any of such Confidential Information to any third party without the prior written consent of the Company and shall take all reasonable steps and actions necessary to maintain the confidentiality of such Confidential Information. Employee shall not use any of such Confidential Information in any manner whatsoever during the Restricted Period, without the Company's express prior written consent. In consideration of the obligations undertaken by the Company herein, Employee will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any Confidential Information acquired by Employee during the course of his employment.

      During the term of this Agreement and the Restricted Period, Employee shall not within 200 miles of any ice manufacturing facility owned or operated by the Company or any of its subsidiaries be employed by (as an officer, director, employee, consultant or independent contractor) engage in, or have any interest in any person, firm, corporation or business (whether as a shareholder, creditor, partner, consultant, holder of any beneficial interest or otherwise other than as a beneficial holder of not more than 1% percent of the outstanding voting stock of a company having at least 500 holders of voting stock) that is a manufacturer or wholesale distributor of ice.

      During the Restricted Period, Employee shall not solicit or attempt to solicit any employee of the Company in attempt to encourage the employee to leave the employ of the Company.

      The provisions of this SECTION 6 shall survive the expiration or termination of Employee's employment hereunder and until the end of the Restricted Period. The term "Restricted Period," as used in this Section shall mean the period commencing on the date hereof and ending three (3) years after the date Employee's employment is terminated for any reason. The provisions of this Section shall survive the expiration or termination of Employee's employment hereunder and until the end of the Restricted Period as provided herein. The Employee acknowledges and agrees that the restrictions imposed herein are reasonable as to scope, duration and area, are necessary for the protection of the Company's and its affiliates' business, and that but for the Employee's agreement to the restrictions herein imposed the Company would not have entered into this Agreement.

      7.    MISCELLANEOUS.

            7.1. ASSIGNMENT. Neither Employee nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written

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consent of the other. Provided that in the event that the Company elects to sell all or substantially all of its assets, then the Company shall have the right to assign this Agreement to the buyer thereof, on the condition that the buyer expressly assumes all of the obligations of the Company under this Agreement, and the failure of the buyer to do so will result in a constructive termination of this Agreement. In the event of a merger or other business combination resulting in a change of control of the Company, the acquirer will be required to expressly assume all of the obligations of the Company under this Agreement, and the failure of the acquirer to do so will result in a constructive termination of this Agreement.

            7.2 INJUNCTIVE RELIEF. Employee acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Employee agrees that any breach or threatened breach by him/her of SECTION 6 of this Agreement may cause irreparable harm to the Company for which monetary damages may not be adequate and accordingly, any such breach or threatened breach of SECTION 6 of this Agreement shall entitle Company, in addition to all other legal remedies available to it at law or in equity, to seek a temporary or permanent injunction to enjoin such breach or threatened breach.

            7.3 BINDING EFFECT. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their permitted, respective successor, heirs, beneficiaries and permitted assigns.

            7.4 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            7.5 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, by facsimile with facsimile generated confirmation of receipt, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth as follows:

      If to the Company, to:        Packaged Ice, Inc.
                                    8572 Katy Freeway, Suite 101
                                    Houston, Texas 77024
                                    Attn: Board of Directors

      With a copy to:               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    300 Convent Street, Suite 1500
                                    San Antonio, Texas 78205
                                    Attention: Alan Schoenbaum

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      If to Employee, to:           James F. Stuart
                                    11407 Burgoyne
                                    Houston Texas 77077

or to such other address as either party or the Company may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

            7.6 WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver of any subsequent breach by either party. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time. No waiver by either party of any provisions or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

            7.7 GOVERNING LAW. Regardless of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to such State's conflicts of laws provisions.

            7.8 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association by a single arbitrator to be located in Houston, Harris County, Texas, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, and shall not be appealable.

            7.9 SEVERABILITY. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

            7.10 COUNTERPARTS. This Agreement may be executed simultaneously in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

                          [STUART EMPLOYMENT AGREEMENT
                             SIGNATURE PAGE FOLLOWS]

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                  [STUART EMPLOYMENT AGREEMENT SIGNATURE PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                              EMPLOYEE:


                              _____________________________________
                              James F. Stuart

                              PACKAGED ICE, INC.


                              By:__________________________________
                              A.J. Lewis III, President